9 Meters Biopharma, a Rare, Orphan and Unmet Needs GI-Focused Company, is Created with the Transformative Merger Between Innovate Biopharmaceuticals and RDD Pharma

Completes concurrent financing of ~$22 million led by Orbimed Advisors, LLC

Lead program, a proprietary long-acting GLP-1 receptor agonist, starting Phase 2 trial for
Short Bowel Syndrome (SBS), an underserved, orphan condition

Continued Phase 3 trial of larazotide; first and only drug for celiac disease

Multiple inflection points with the start of a Phase 2 SBS trial in 2H 2020 and top-line results in 2021

Raleigh, NC, April 30, 2020 – Innovate Biopharmaceuticals, Inc. (Nasdaq: INNT), today announced the completion of its previously announced merger with privately-held RDD Pharma, Ltd. Following the completion of the merger, Innovate is changing its name to 9 Meters Biopharma, Inc. (“9 Meters” or the “Company”) and will continue trading on NASDAQ with the ticker symbol NMTR, effective May 4, 2020.

In addition, the Company announced the signing of approximately $22 million in new financing, led by Orbimed Advisors, LLC, and the signing of the previously announced merger with Naia Rare Diseases, a company developing a proprietary long acting GLP-1 for the treatment of Short Bowel Syndrome. In the financing the Company will issue units consisting of preferred stock and warrants, at a price of $0.5894 per unit, on an as converted to common stock basis. The combined Company will be focused on developing urgently needed treatments for patients with rare, orphan diseases and unmet needs in GI. The combined Company will have two late-stage lead assets funded to their next key inflection points, which include the initiation of a Phase 2 trial in short bowel syndrome in 2H 2020 with top-line results expected in 2021, and the receipt of top-line results for an ongoing Phase 3 trial in celiac disease in 2021.

“9 Meters Biopharma plans to deliver meaningful science and treatments for patients and providers which will translate into multiple inflection points for investors. This includes a novel approach with the first and only long-acting GLP-1 receptor agonist for the treatment of short bowel syndrome, and the first-ever drug in a Phase 3 trial for celiac disease,” said John Temperato, President & Chief Executive Officer of 9 Meters.

Mark Pimentel, M.D. FRCPC, Director of the Gastrointestinal Motility Program and Laboratory and Executive Director of the Medically Associated Science and Technology (MAST) program at Cedars-Sinai Medical Center added, "People living with short bowel syndrome have unmet motility needs and this long-acting GLP-1 agonist is one of the only compounds in development to directly address these by potentially allowing for elimination of parenteral nutrition and an improvement in quality of life.”

Benjamin Lebwohl, MD, MS, Louis and Gloria Flanzer Scholar at the Columbia University Medical Center and Director of Clinical Research at The Celiac Disease Center at Columbia University commented, “It has become abundantly clear that there has been a rising incidence of celiac disease and an increasing recognition of the difficulties of strict gluten avoidance with an impact on long-term outcomes in people with this condition, affecting health and quality of life. Though the gluten-free diet is effective, its challenges and limitations pose a significant unmet need in this population.”

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The Board of Directors has extensive industry experience and includes Mark Sirgo, PharmD former CEO of BioDelivery Sciences (Nasdaq:BDSI) and board member of Salix Pharmaceuticals, as Chairman of the Board, Nissim Darvish, M.D., Ph.D., Senior Managing Director of OrbiMed Advisors, Lorin Johnson, Ph.D., founder of Salix Pharmaceuticals and Sandeep Laumas, M.D., former Chairman of Innovate.

9 Meters management team is composed of industry veterans who bring an established track record of in-licensing, developing and commercializing multi-billion-dollar assets in gastroenterology. The executive team is led by John Temperato, President & Chief Executive Officer and member of the Board of Directors, and also includes Edward J. Sitar, Chief Financial Officer, Patrick Griffin, M.D. FACP, Chief Medical Officer, Nir Barak M.D., Senior Vice President of Clinical Affairs and Sireesh Appajosyula, PharmD, Senior Vice President of Corporate Development & Operations. The Company will be headquartered in Raleigh, NC.

9 Meters BioPharma will host its first virtual “R&D Day” for analysts and investors from 1:00 pm to 2:30 pm EDT on May 13, 2020. The virtual R&D Day will include presentations from John Temperato, CEO,  Mark Pimentel, M.D. FRCPC and Benjamin Lebwohl, M.D., M.S. with a focus on the Company’s clinical development pipeline. The webcast will be available under “Events & Presentations” in the Investors section of the 9 Meters website www.9meters.com.

William Blair & Company, L.L.C. acted as sole lead placement agent for the concurrent capital raise.
GP Nurmenkari, Inc., National Securities, Westpark Capital, and Wynston Hill Capital acted as co-placement agents in connection with the concurrent financing. Sheppard, Mullin, Richter & Hampton LLP and Agmon & Co. Rosenberg Hacohen & Co. served as legal counsel to Innovate. Wyrick Robbins Yates & Ponton LLP and Shibolet & Co. served as legal counsel to RDD.
Conference Call and Webcast
Management will host a conference call on Monday, May 4th at 08:30 AM EDT for investors regarding this announcement with details as follows:
Conference Call and Webcast Details:
Date: May 4, 2020
Time: 08:30 AM EDT
Toll-free: 877-407-9716
International: 201-493-6779
Webcast URL: http://public.viavid.com/index.php?id=139683
The archived webcast will be available on the Investors section of the 9 Meters website.
About 9 Meters Biopharma
9 Meters Biopharma, Inc. is a rare, orphan and unmet needs focused GI company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into Phase 2 trial for Short Bowel Syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.
For more information, please visit www.9meters.com.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, the potential effects of the ongoing coronavirus outbreak and related mitigation efforts on the Company's clinical, financial and operational activities; the Company's continued listing on Nasdaq; expectations regarding future financings; the future operations of the Company; the nature, strategy and focus of the

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Company; the development and commercial potential and potential benefits of any product candidates of the Company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; the Company having sufficient resources to advance its pipeline; and any other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the the impact of COVID-19 on our operations, clinical trials or proposed merger and future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in Innovate Biopharmaeuticals. Inc. Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings that Innovate has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate contact
Edward J. Sitar
Chief Financial Officer
9 Meters BioPharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor contact
Corey Davis, PhD
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577

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